Exhibit 99.1

FOR RELEASE, Tuesday, June 27, 2017	For Further Information:
1:05 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2017 SECOND QUARTER RESULTS
Revenues Up 24% to $1.0 Billion; Diluted Earnings Per Share Rise 94% to $.33
Net Order Value Increases 15% to $1.4 Billion; Backlog Value Grows 19% to $2.2 Billion
LOS ANGELES (June 27, 2017) — KB Home (NYSE: KBH) today reported results for its second quarter ended May 31, 2017.
“Our strong second quarter performance, particularly our 24% revenue growth, reflects our ongoing efforts to increase the scale of our business and continue the steady operational execution that are driving improvements in our profits, returns and other financial metrics,” said Jeffrey Mezger, chairman, president and chief executive officer. “Specifically, we produced measurable expansion of our operating income margin which, combined with our backlog growing to $2.2 billion, positions us for continued meaningful improvement in our results.  Looking forward, we remain committed to delivering value to our customers and stockholders and, based on the advancements we have made in the first half of the year, as well as our positive outlook, we are raising our 2017 full-year financial targets.”
“The housing market recovery continues on a steady path, supported by favorable industry fundamentals,” said Mezger. “Recent improvements in consumer sentiment and employment, combined with relatively low mortgage interest rates, are signaling further strength in the demand for housing. At the same time, the supply of available homes in many areas across the country remains insufficient to satisfy current needs. Given these dynamics in most of our served markets, and our present backlog level, we believe we are well positioned for continued growth with our strong product offerings, compelling customer value proposition and desirable community locations.”
Three Months Ended May 31, 2017 (comparisons on a year-over-year basis)

•	Total revenues grew 24% to $1.00 billion.

•	Deliveries rose 11% to 2,580 homes, with double-digit increases in three of the Company’s four regions.

•	Average selling price increased 11% to $385,900.

•	Homebuilding operating income rose 91% to $49.6 million. This included inventory-related charges of $6.0 million, compared to $11.7 million in the prior year.

◦	Homebuilding operating income margin increased 180 basis points to 5.0%. Excluding inventory-related charges, homebuilding operating income margin improved 90 basis points to 5.6%.

▪	Housing gross profits increased 23% to $153.3 million, and the related housing gross profit margin was 15.4%.

-	Housing gross profit margin excluding inventory-related charges was 16.0%, representing a year-over-year decrease of 30 basis points.

-	Adjusted housing gross profit margin, a metric that excludes the amortization of previously capitalized interest and inventory-related charges, increased 30 basis points to 21.0%.

▪	Selling, general and administrative expenses improved 120 basis points to 10.4% of housing revenues from 11.6%, marking a second quarter record for the Company.

▪
Land sales generated profits of $.2 million, compared to losses of $5.4 million that mainly resulted from land sale impairments associated with the wind down of the Company’s Metro Washington, D.C. operations in 2016.

•	All interest incurred was capitalized, which resulted in no interest expense, compared to $2.0 million of interest expense.

•
Financial services pretax income rose to $2.8 million, up from $1.5 million, mainly due to income from the Company’s recently formed mortgage banking joint venture with Stearns Lending, LLC, which was operational in all of the Company’s served markets outside of California as of May 31, 2017. The joint venture, KBHS Home Loans, LLC, became operational in California earlier this month.

•	Pretax income increased 110% to $52.0 million. Excluding inventory-related charges, pretax income grew 59% to $58.0 million.

•	Income tax expense was $20.2 million, and represented an effective tax rate of 38.9%, compared to 37.1%.

•	Net income more than doubled to $31.8 million, or $.33 per diluted share.
Six Months Ended May 31, 2017 (comparisons on a year-over-year basis)

•	Total revenues increased 22% to $1.82 billion.

•	Deliveries grew 12% to 4,804 homes.

•	Average selling price advanced 9% to $376,100.

•	Homebuilding operating income increased 67% to $74.8 million.

◦	Inventory-related charges totaled $10.0 million, compared to $13.7 million.

•	Net income rose 60% to $46.0 million, and earnings per diluted share advanced 58% to $.49 from $.31.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Net order value grew 15% to $1.38 billion on a 5% increase in net orders to 3,416, primarily reflecting strength in the Company’s West Coast and Southwest regions.

◦	In the West Coast region, net order value increased 23%; in the Southwest region, net order value advanced 19%.

◦	Company-wide, net orders per community averaged 4.8 per month, up 7%.

•	Ending backlog value grew 19% to $2.18 billion, with homes in backlog up 8% to 5,612 and the average selling price of those homes rising 11%.

•	The cancellation rate as a percentage of beginning backlog for the quarter improved to 19% from 21%, and as a percentage of gross orders remained steady at 21%.

•
Average community count for the quarter decreased 2% to 238, reflecting a decrease in the Company’s Southeast region that was largely offset by increases in its other three regions. Ending community count was down 2% to 236.

Balance Sheet as of May 31, 2017 (comparisons to November 30, 2016)

•	The Company had total liquidity of $591.2 million, including cash and cash equivalents of $348.6 million and availability under its unsecured revolving credit facility.

◦	There were no cash borrowings outstanding under the Company’s unsecured revolving credit facility.

•	Inventories increased to $3.49 billion, with investments in land acquisition and development totaling $706.6 million for the six months ended May 31, 2017.

•	Lots owned or controlled aggregated to 45,085, with 80% owned.

•	Notes payable decreased to $2.51 billion from $2.64 billion, primarily due to the early redemption of $100 million of senior notes in the 2017 first quarter using internally generated cash.

•	The ratio of debt to capital improved to 58.6%, and the ratio of net debt to capital was 54.9%.
Earnings Conference Call
The conference call to discuss the Company’s second quarter 2017 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first homebuilder listed on the New York Stock Exchange, the Company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth plan and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind down of Home Community Mortgage as planned; the performance of KBHS Home Loans, LLC, our mortgage banking joint venture with Stearns Lending, LLC; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended May 31, 2017 and 2016
(In Thousands, Except Per Share Amounts – Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2017	2016	2017	2016
Total revenues	$1,002,794	$811,050	$1,821,390	$1,489,421
Homebuilding:
Revenues	$1,000,072	$808,462	$1,816,318	$1,484,204
Costs and expenses	(950,513)	(782,524)	(1,741,482)	(1,439,274)
Operating income	49,559	25,938	74,836	44,930
Interest income	202	134	400	286
Interest expense	—	(1,970)	(6,307)	(5,667)
Equity in income (loss) of unconsolidated joint ventures	(596)	(825)	135	(1,428)
Homebuilding pretax income	49,165	23,277	69,064	38,121
Financial services:
Revenues	2,722	2,588	5,072	5,217
Expenses	(816)	(871)	(1,635)	(1,730)
Equity in income (loss) of unconsolidated joint ventures	911	(197)	940	(784)
Financial services pretax income	2,817	1,520	4,377	2,703
Total pretax income	51,982	24,797	73,441	40,824
Income tax expense	(20,200)	(9,200)	(27,400)	(12,100)
Net income	$31,782	$15,597	$46,041	$28,724
Earnings per share:
Basic	$.37	$.18	$.54	$.33
Diluted	$.33	$.17	$.49	$.31
Weighted average shares outstanding:
Basic	85,445	84,196	85,285	86,704
Diluted	97,732	94,720	96,975	97,060

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands – Unaudited)

	May 31, 2017	November 30, 2016
Assets
Homebuilding:
Cash and cash equivalents	$348,588	$592,086
Receivables	234,712	231,665
Inventories	3,488,204	3,403,228
Investments in unconsolidated joint ventures	64,000	64,016
Deferred tax assets, net	711,885	738,985
Other assets	99,996	91,145
	4,947,385	5,121,125
Financial services	11,410	10,499
Total assets	$4,958,795	$5,131,624

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$186,993	$215,331
Accrued expenses and other liabilities	487,836	550,996
Notes payable	2,510,121	2,640,149
	3,184,950	3,406,476
Financial services	1,457	2,003
Stockholders’ equity	1,772,388	1,723,145
Total liabilities and stockholders’ equity	$4,958,795	$5,131,624

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months and Six Months Ended May 31, 2017 and 2016
(In Thousands, Except Average Selling Price – Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2017	2016	2017	2016
Homebuilding revenues:
Housing	$995,660	$807,408	$1,806,607	$1,480,054
Land	4,412	1,054	9,711	4,150
Total	$1,000,072	$808,462	$1,816,318	$1,484,204

Homebuilding costs and expenses:
Construction and land costs
Housing	$842,377	$682,303	$1,535,164	$1,247,131
Land	4,219	6,411	9,512	10,401
Subtotal	846,596	688,714	1,544,676	1,257,532
Selling, general and administrative expenses	103,917	93,810	196,806	181,742
Total	$950,513	$782,524	$1,741,482	$1,439,274

Interest expense:
Interest incurred	$43,344	$46,258	$87,738	$92,509
Loss on early extinguishment of debt	—	—	5,685	—
Interest capitalized	(43,344)	(44,288)	(87,116)	(86,842)
Total	$—	$1,970	$6,307	$5,667

Other information:
Depreciation and amortization	$2,347	$2,821	$4,814	$5,602
Amortization of previously capitalized interest	50,471	35,557	89,855	66,239

Average selling price:
West Coast	$631,000	$570,200	$611,100	$564,800
Southwest	289,400	284,900	289,200	285,700
Central	289,000	264,000	282,800	262,300
Southeast	289,600	278,400	288,100	275,200
Total	$385,900	$346,700	$376,100	$345,600

KB HOME SUPPLEMENTAL INFORMATION For the Three Months and Six Months Ended May 31, 2017 and 2016 (Dollars in Thousands – Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2017	2016	2017	2016
Homes delivered:
West Coast	730	581	1,336	1,089
Southwest	436	392	843	742
Central	1,005	906	1,866	1,671
Southeast	409	450	759	780
Total	2,580	2,329	4,804	4,282

Net orders:
West Coast	1,065	995	1,891	1,550
Southwest	629	541	1,085	900
Central	1,275	1,210	2,235	2,111
Southeast	447	503	785	960
Total	3,416	3,249	5,996	5,521

Net order value:
West Coast	$705,358	$572,882	$1,288,861	$910,493
Southwest	184,802	155,337	316,533	262,625
Central	368,007	328,242	642,890	581,457
Southeast	125,345	146,541	220,650	273,101
Total	$1,383,512	$1,203,002	$2,468,934	$2,027,676

	May 31, 2017		May 31, 2016
	Homes	Value	Homes	Value
Backlog data:
West Coast	1,468	$999,269	1,199	$703,346
Southwest	1,046	300,530	763	218,047
Central	2,348	674,406	2,282	638,052
Southeast	750	207,211	961	269,657
Total	5,612	$2,181,416	5,205	$1,829,102

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)

This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, neither of which are calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended May 31,		Six Months Ended May 31,
	2017	2016	2017	2016
Housing revenues	$995,660	$807,408	$1,806,607	$1,480,054
Housing construction and land costs	(842,377)	(682,303)	(1,535,164)	(1,247,131)
Housing gross profits	153,283	125,105	271,443	232,923
Add: Inventory-related charges (a)	6,001	6,384	10,009	7,563
Housing gross profits excluding inventory-related charges	159,284	131,489	281,452	240,486
Add: Amortization of previously capitalized interest (b)	49,345	35,551	88,218	65,757
Adjusted housing gross profits	$208,629	$167,040	$369,670	$306,243
Housing gross profit margin	15.4%	15.5%	15.0%	15.7%
Housing gross profit margin excluding inventory-related charges	16.0%	16.3%	15.6%	16.2%
Adjusted housing gross profit margin	21.0%	20.7%	20.5%	20.7%

(a)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.

(b)	Represents the amortization of previously capitalized interest associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) housing inventory impairment and land option contract abandonment charges (as applicable) recorded during a given period and (2) amortization of previously capitalized interest associated with housing operations, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that housing inventory impairment and land option contract abandonment charges, and the amortization of previously capitalized interest associated with housing operations, have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of housing inventory impairment and land option contract abandonment charges, and amortization of previously capitalized interest associated with housing

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)

operations. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	May 31, 2017	November 30, 2016
Notes payable	$2,510,121	$2,640,149
Stockholders’ equity	1,772,388	1,723,145
Total capital	$4,282,509	$4,363,294
Ratio of debt to capital	58.6%	60.5%

Notes payable	$2,510,121	$2,640,149
Less: Cash and cash equivalents	(348,588)	(592,086)
Net debt	2,161,533	2,048,063
Stockholders’ equity	1,772,388	1,723,145
Total capital	$3,933,921	$3,771,208
Ratio of net debt to capital	54.9%	54.3%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents, by capital (notes payable, net of homebuilding cash and cash equivalents, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.